SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             POGO PRODUCING COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------
     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

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
PAUL G. VAN WAGENEN                                       POGO PRODUCING COMPANY
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER
                                           March 24, 1995

Dear Shareholders of Pogo Producing Company:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Pogo Producing Company (the "Company"), which will be held in the Century II Room, Stouffer Renaissance Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 25, 1995, at 10:00 a.m., CDT (Houston time).

    At the meeting you will be asked to consider and vote upon: (1) election of five directors, each for a term of three years; (2) an amendment to the Company's Restated Certificate of Incorporation; (3) ratification of the appointment of independent public accountants to audit the financial statements of the Company and (4) such other business as may properly come before the meeting or any adjournment thereof.

    We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

                                           Sincerely,
                                           /S/ Paul G. Van Wagenen
                                           Paul G. Van Wagenen
                                           CHAIRMAN OF THE BOARD

                          5 GREENWAY PLAZA, SUITE 2700
                           HOUSTON, TEXAS  77046-0504
                                 P.O. BOX 2504
                           HOUSTON, TEXAS 77252-2504
                                  713/297-5000
                                FAX 713/297-5100

                             POGO PRODUCING COMPANY
                                 P.O. BOX 2504
                           HOUSTON, TEXAS 77252-2504
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 1995
                              -------------------

TO THE STOCKHOLDERS OF
POGO PRODUCING COMPANY:

    Notice is hereby given that the Annual Meeting of Stockholders of Pogo Producing Company (the "Company") will be held at the Century II Room, Stouffer Renaissance Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 25, 1995, at 10:00 a.m., CDT (Houston time), for the following purposes:

       1. To elect five members of the board of directors to serve until the 1998 annual meeting;

       2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of the Company's common stock, par value $1.00 per share, from 43,333,333 to 100,000,000 shares;

       3. To approve the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year 1995; and

       4. To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 10, 1995 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.
                                           By Order of the Board of Directors,
                                           /S/ Ronald B. Manning
                                           RONALD B. MANNING
                                           CORPORATE SECRETARY

                             POGO PRODUCING COMPANY
                          5 GREENWAY PLAZA, SUITE 2700
                           HOUSTON, TEXAS 77046-0504
                                  713/297-5000
                                ---------------
                                PROXY STATEMENT
                                ---------------

    This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of Pogo Producing Company (the "Company") to be voted at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice.

    This proxy statement and the accompanying proxy card are being mailed to stockholders beginning on or about March 24, 1995. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company.

    The Company also expects to retain D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for such service will be less than $25,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

                                VOTING OF SHARES

    As of the close of business on March 10, 1995, the record date for determining stockholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 32,812,261 shares of common stock, par value $1.00 per share ("Common Stock"). The Company has no other class of stock outstanding. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting.

    In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders is required to (i) elect directors to the Company's board of directors and (ii) decide any other proposals that may be brought before the meeting, except that the affirmative vote of holders of a majority of the shares of Common Stock outstanding is required to approve the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock described below. Abstentions from proposals are treated as votes against that particular proposal. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal as to which there is the broker non-vote.

    All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the five nominees listed herein, (2) FOR the amendment to the Company's Restated Certificate of Incorporation described below, (3) FOR the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for 1995 and (4) in the discretion of such persons in connection with any other business that may properly come before the meeting.

                            REVOCABILITY OF PROXIES

    Stockholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with the secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by stockholders at the annual meeting will not, of itself, revoke their proxies.

                           ELECTION OF FIVE DIRECTORS

    Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. Jack S. Blanton, William L. Fisher, William E. Gipson, Nicholas R. Petry and D. Stephen Slack, each of whom is presently a director of the Company.

    If the five nominees are elected at this meeting, each will serve for a term of three years ending in 1998. The Restated Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The eight continuing directors named below will not be required to stand for election at this meeting, as their present terms expire in either 1996 or 1997. Should any of Messrs. Blanton, Fisher, Gipson, Petry or Slack become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Proxies cannot be voted for more than the five nominees listed below.

NOMINEES

    The following table sets forth information concerning the five nominees for election as directors at the 1995 Annual Meeting, including the business experience of each during the past five years and the number of shares of Common Stock beneficially owned by each based on information as of February 1, 1995.

                                       2

                                    NOMINEES
                                                              COMMON STOCK
                                                              BENEFICIALLY
                                                                 OWNED(1)
                                                          ---------------------
                                                           NUMBER      PERCENT
                                                             OF           OF
          NAME AND BUSINESS EXPERIENCE                     SHARES      CLASS(2)
          ----------------------------                    ---------    --------
JACK S. BLANTON has been President of Eddy Refining       32,000(3)       *
  Company since 1958 and is Chairman of the Board of Houston Endowment, Inc. Mr. Blanton, 67, was elected to the Board of Directors of the Company in 1991. He also serves as a director of Ashland Inc., Texas
  Commerce Bancshares, Inc., Southwestern Bell
  Corporation, Baker Hughes, Inc. and Burlington
  Northern, Inc.

WILLIAM L. FISHER has been the Director of the            20,000(3)     *
  Bureau of Economic Geology and the Director of the Geology Foundation at the University of Texas at Austin for more than five years. Dr. Fisher was formerly the Assistant Secretary -- Energy and
  Minerals of the U.S. Department of the Interior.
  Dr. Fisher, 62, has served as a Director of the Company since February 1992. He currently also serves as a director of Diamond Shamrock, Inc.

WILLIAM E. GIPSON, was President and Chief Operating     109,212(4)     *
  Officer of the Company from 1977 until his retirement in 1989. Since then, he has been an independent petroleum geologist and rancher.
  Mr. Gipson, 70, has served as a Director of the Company since 1970. He currently also serves as a director of St. George Metals, Inc.

NICHOLAS R. PETRY is Chairman of the Board of Petry       76,000(5)     *
  Company and Managing Partner of N.G. Petry
  Construction Company and Mill Iron Ranches. He has been engaged in such businesses for more than five years. Mr. Petry, 76, has served as a Director of the Company since 1981. He currently also serves as a director of First Bank System, Inc.

D. STEPHEN SLACK has been Senior Vice President,          61,757(6)     *
  Chief Financial Officer and Treasurer of the Company
  since 1988 and has served as a Director of the
  Company since 1989. Mr. Slack was, from 1982 until
  1988, regional manager of the Southwest Energy and
  Minerals Division of Chemical Bank of New York. He
  is 45 years of age.
- ------------
(1) Under regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he has the right to acquire beneficial ownership within 60 days such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his name except as indicated in other footnotes. Percentages are rounded to the nearest one-tenth of one percent.

(2) An asterisk indicates less than 1%.

(3) Includes 20,000 shares subject to options exercisable within 60 days.

(4) Includes 47,000 shares of Common Stock subject to options exercisable within 60 days, 5,800 shares of Common Stock held in trust by Mr. Gipson for the benefit of his children and
                                       3

    1,266 shares which could be acquired upon conversion of the Company's 8% Convertible Subordinated Debentures, due 2005 (the "Convertible Debentures").

(5) Includes 25,000 shares subject to options exercisable within 60 days.

(6) Includes 7,493 shares of Common Stock held under the Company's tax-advantaged savings plan, 100 shares held by him in trust for the benefit of his children, 950 shares held by a trust for the benefit of his children and 41,340 shares of Common Stock subject to options exercisable within 60 days.

DIRECTORS WITH TERMS EXPIRING IN 1996 AND 1997

    The following table sets forth information concerning the eight directors of the Company not required to stand for re-election at the 1995 Annual Meeting, including the business experience of each during the past five years and the shares of Common Stock of the Company beneficially owned by each based on information as of February 1, 1995.

                                       CONTINUING DIRECTORS
                                                                                             COMMON STOCK
                                                                                          BENEFICIALLY OWNED<F1>
                                                                                        ------------------------
                                                                                         NUMBER       PERCENT OF
                          NAME AND BUSINESS EXPERIENCE                                  OF SHARES      CLASS<F2>
                          ----------------------------                                  ---------     ----------
TOBIN ARMSTRONG has been engaged for more than five years in the ranching               30,000<F3>         *
 business. Mr. Armstrong, 71, has served as a Director of the Company since 1977 and his present term expires in 1997.

W.M. BRUMLEY, JR., was Senior Vice President -- Administration and Accounting of        75,467<F4>         *
  the Company and a member of the Executive Committee from 1977 to 1989. Since
  1989, he has managed his personal investments. Mr. Brumley, 66, has served as a
  Director of the Company since 1977 and his present term expires in 1996.

JOHN B. CARTER, JR., was elected to the Board of Directors of the Company in 1990       64,253<F5>         *
  and his present term expires in 1996. From 1987 to 1990, Mr. Carter served as an Advisory Director of the Company. Prior to 1987, Mr. Carter was Senior Vice
  President -- Finance of the Company, a Director and a member of its Executive
  Committee. Mr. Carter, 70, is also chairman of Houston National Bank.

GERRIT W. GONG is the Director for Asian Studies for the Center for Strategic and       16,000<F6>         *
  International Studies, in Washington, D.C., and has served in that capacity for more than the last five years. From 1987 to 1989 he also served as special assistant to two U.S. ambassadors to China. Dr. Gong, 41, has served as a
  Director of the Company since May, 1993 and his present term expires in 1997.

JOHN STUART HUNT has been engaged for more than five years in managing his              20,850<F7>         *
  personal investments. Mr. Hunt has served as a Director of the Company since
  1983 and his present term expires in 1997. Mr. Hunt, 73, is also a director of
  Nomeco Oil & Gas Co. and Katy Industries.

                                       4

FREDERICK A. KLINGENSTEIN has been chairman of Klingenstein, Fields & Co., L.P.,     2,592,627<F8><F9>    7.9%
  an investment advisory firm, since January 1, 1989. He served as Chairman and
  Chief Executive Officer of Wertheim Schroder & Co. Incorporated from 1972 until
  1986 and as Co-chairman and a director of such firm from 1986 until 1988. Mr.
  Klingenstein, 63, has served as a Director of the Company since 1987 and his present term expires in 1996.

JACK A. VICKERS is owner of The Vickers Companies and has been engaged for more         25,100<F3>         *
  than five years in managing his personal investments. Mr. Vickers, 69, has served as a Director of the Company since 1985 and his present term expires in
  1997.

PAUL G. VAN WAGENEN became Chairman of the Board and Chief Executive Officer of         73,515<F10>        *
  the Company in March 1991. He had previously been elected President of the
  Company in 1990. From 1986 to 1990, he served as Senior Vice President and
  General Counsel of the Company. Mr. Van Wagenen, 49, has served as a Director of the Company since 1988 and his present term expires in 1996.
- ------------

 <F1> See note 1 to table entitled "Nominees."

 <F2> An asterisk indicates less than 1%.

 <F3> Includes 25,000 shares subject to options exercisable within 60 days.

 <F4> The shares listed include 1,873 shares which could be acquired upon conversion of Convertible Debentures and 56,250 shares subject to options exercisable within 60 days.

 <F5> The shares listed include 4,253 shares which could be acquired upon conversion of Convertible Debentures and 25,000 shares subject to options exercisable within 60 days.

 <F6> Includes 15,000 shares subject to options exercisable within 60 days.

 <F7> Includes 10,000 shares subject to options exercisable within 60 days. In addition, Mr. Hunt disclaims any voting or dispositive power with respect to 10,750 shares owned by his wife.

 <F8> See note (4) to table entitled "Principal Stockholders."

 <F9> Includes 10,000 shares subject to options exercisable within 60 days.

<F10> The shares listed include 10,249 shares held for Mr. Van Wagenen's account under the Company's Tax-Advantaged Savings Plan and 32,014 shares subject to options exercisable within 60 days.

ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

    In addition to the Executive Committee, comprised of Messrs. Van Wagenen (Chairman), Carter, Klingenstein, Petry and Slack, the Board of Directors has an Audit Committee comprised of Messrs. Hunt (Chairman), Brumley, Fisher, Gipson and Gong and a Compensation Committee comprised of Messrs. Carter (Chairman), Armstrong, Blanton, Klingenstein and Petry. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent public accountants to be engaged to audit the financial statements of the Company, to review the plan and scope of the audit, to review with the auditors and Company officers the Company's significant accounting policies and its

                                       5

internal controls, and to have general responsibility in connection with related matters. The Compensation Committee approves any form of compensation of all employees of the Company; administers the granting of employment contracts to certain officers of the Company; and administers the granting of stock options to certain key employees under the Company's stock option plans. The Board of Directors has no standing nominating committee.

    The Board of Directors held four meetings during 1994. The Audit Committee held two meetings during the year. The Compensation Committee held two meetings during the year. No incumbent director attended fewer than 75% of the total meetings held during 1994 by the Board of Directors and all committees thereof on which he served.

                  COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

    The following table sets forth information regarding the Common Stock beneficially owned by each of the Company's executive officers named in the Summary Compensation Table that appears under "Executive Compensation" and all of the directors and officers of the Company as a group based on information as of February 1, 1995.
                                                   NUMBER
                                                 OF SHARES
                                                BENEFICIALLY          PERCENT
                NAME                              OWNED(1)          OF CLASS(2)
- -------------------------------------           ------------        -----------
Stuart P. Burbach....................                23,151              *
Kenneth R. Good......................                50,800              *
Sammie M. Shaw.......................                37,913              *
D. Stephen Slack.....................                61,757              *
Paul G. Van Wagenen..................                73,515              *
All directors and executive officers
  as a group (23 persons)............             3,417,261             10.3%
- ------------
(1) See note (1) to table entitled "Nominees." The shares listed include: (a) shares subject to options as follows: Mr. Burbach, 17,819 shares; Mr. Good, 34,840 shares; Mr. Shaw, 32,569 shares; Mr. Slack, 41,340 shares; Mr. Van Wagenen, 32,014 shares; all directors and executive officers as a group, 484,497 shares; (b) shares held under the Tax-Advantaged Savings Plan as follows: Mr. Burbach, 5,312; Mr. Good, 15,098; Mr. Shaw, 344; Mr. Slack, 7,493; Mr. Van Wagenen, 10,249; all directors and executive officers as a group, 90,094 shares; and (c) shares that may be acquired upon conversion of Convertible Debentures as follows: all officers and directors as a group, 7,392 shares.

(2) An asterisk indicates less than 1%.

                                       6

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned and the percentage such number constitutes of the entire class as of March 1, 1995, or as applicable, the date of filing of the document indicated in footnote (1). To the Company's knowledge, no person or group holds 5% or more of the Company's Convertible Debentures or 5 1/2% Convertible Subordinated Notes due 2004 (the "Subordinated Notes").

                                                    BENEFICIAL OWNERSHIP(1)
                                                -------------------------------
                                                   SHARES      PERCENT OF CLASS
                                                ------------   ----------------

State Farm Mutual Automobile.........           5,520,077(2)        16.8%
  Insurance Company
  and certain affiliates
  One State Farm Plaza
  Bloomington, Illinois 61701

FMR Corp.............................           3,841,971(3)        11.7%
  and certain affiliates
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

Frederick A. Klingenstein,...........           3,248,572(4)         9.9%
  John Klingenstein and
  Klingenstein, Fields & Co., L.P.
  787 Seventh Avenue
  New York, New York 10019
- ------------
(1) See footnote (1) to table entitled "Nominees." Information in the table and footnotes is based on the most recent respective Statement on Schedule 13G or amendment thereto filed by such persons with the Securities and Exchange Commission (the "SEC"), except as otherwise known to the Company.

(2) Of such 5,520,077 shares, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 957,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust and 146,400 shares by State Farm Fire & Casualty Company. The Schedule 13G filed jointly by such entities indicates that such entities may be deemed to constitute a group but states that each such person disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group.

(3) Of such 3,841,971 shares, 3,818,600 are reported as beneficially owned by Fidelity Management & Research Company and 23,371 shares (including 22,535 shares issuable upon conversion of the Company's Subordinated Notes) are reported as beneficially owned by Fidelity Management Trust Company, each of which is a wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d and FMR Corp. each report sole dispositive power with respect to 3,841,971 shares, sole voting power with respect to only 22,535 shares and no voting power, either sole or shared, with respect to 3,819,436 shares. Of the 3,818,600 shares reported as beneficially owned by Fidelity Management & Research Company, 2,649,900 of such shares are reported as being beneficially owned by Fidelity Magellan Fund. The Schedule 13G states that Mr. Johnson, together with various trusts for the benefit of Johnson family members, through their ownership of voting common stock, form a controlling group with respect to FMR Corp.
                                       7

(4) Frederick A. Klingenstein and his brother John Klingenstein are affiliates of Klingenstein, Fields & Co., L.P. Of such 3,248,572 shares, 3,248,572 shares are reported as beneficially owned by Klingenstein, Fields & Co., L.P., 2,582,627 shares by Frederick A. Klingenstein and 2,558,544 shares by John Klingenstein. Frederick A. Klingenstein, John Klingenstein and Klingenstein, Fields & Co., L.P. each reported shared dispositive power with respect to 2,582,627 shares, 2,558,544 shares and 3,248,572 shares, respectively, and shared voting power with respect to 1,845,335 shares, 1,996,890 shares and no shares, respectively. Frederick A. Klingenstein and John Klingenstein each reported sole voting power with respect to 737,292 shares and 561,654 shares, respectively. The shares beneficially owned by Klingenstein, Fields & Co., L.P. include 5,012 shares issuable upon conversion of Convertible Debentures. In addition, Frederick A. Klingenstein beneficially owns, and has sole voting and dispositive power with respect to, 5,000 shares subject to options exercisable within 60 days. Frederick Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. John Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. Shares attributed to each individual include shares owned jointly with his wife, by trusts of which he is the trustee and by others who have granted him a power of attorney to vote and dispose of shares.

                             EXECUTIVE COMPENSATION

    I. SUMMARY COMPENSATION TABLE. The following table (the "Summary Compensation Table") sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE
                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                      -------------------------
                                                       ANNUAL COMPENSATION                     AWARDS
                                                ----------------------------------    -------------------------    ALL OTHER
                                                                       OTHER ANNUAL    RESTRICTED    SECURITIES     COMPENSA-
                                                              BONUS     COMPENSA-        STOCK       UNDERLYING       TION
     NAME AND PRINCIPAL POSITION        YEAR    SALARY($)    ($)<F1>   TION ($)<F2>      AWARDS      OPTIONS (#)     ($)<F3>
- -------------------------------------   ----    ---------    -------   ------------    ----------    -----------    ---------
Paul G. Van Wagenen..................   1994    $ 443,742    $--         $--            $--            40,000       $ 9,000
  Director, Chairman of the             1993      372,492     --          --             --            41,042         8,994
  Board, President and                  1992      334,377     --          --             --            20,000         8,728
  Chief Executive Officer
D. Stephen Slack.....................   1994    $ 269,370    $--         $--            $--            20,000       $ 9,000
  Director, Senior Vice                 1993      241,247     --          --             --            20,521         8,994
  President -- Finance,                 1992      223,750     --          --             --            12,000         8,728
  Chief Financial Officer and
  Treasurer
Kenneth R. Good......................   1994    $ 189,375    $--         $--            $--            20,000       $ 9,000
  Senior Vice President --              1993      167,500     --          --             --            20,521         8,994
  Land and Budgets                      1992      150,625     --          --             --            12,000         8,728
Stuart P. Burbach....................   1994    $ 174,375    $--         $--            $--             8,000       $ 8,969
  Vice President and                    1993      155,625     --          --             --             8,208         8,994
  Offshore Division Manager             1992      140,108     --          --             --             5,000         8,728
Sammie M. Shaw.......................   1994    $ 150,290    $--         $--            $--             8,000       $ 8,985
  Vice President --                     1993      141,540     --          --             --             8,208         8,994
  Operations                            1992      133,540     --          --             --             5,000         8,728
- ------------

<F1> The Company presently has no bonus plan.

<F2> No executive received perquisites or other personal benefits in any year shown which exceeded 10% of his salary.

<F3> These amounts represent Company matching contributions to the
     Tax-Advantaged Savings Plan (401(k) Plan).

                                       8

    II. STOCK OPTION PLANS. OPTION GRANTS TABLE. Shown below is further information on grants of stock options during 1994 to the named executive officers which are reflected in the Summary Compensation Table above. The Board of Directors granted no stock options with stock appreciation rights in 1994.

                                 OPTION GRANTS IN 1994
                                   INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------------------
                                        NUMBER OF      PERCENT OF
                                        SECURITIES    TOTAL OPTIONS
                                        UNDERLYING       GRANTED         EXERCISE OR
                                         OPTIONS      TO EMPLOYEES        BASE PRICE         EXPIRATION         GRANT DATE
                NAME                     GRANTED         IN 1994       ($ PER SHARE)<F1>         DATE        PRESENT VALUE<F2>
- -------------------------------------   ----------    -------------    -----------------   --------------    -----------------
Paul G. Van Wagenen..................     40,000        16.9%             $  21.9375       July 31, 2004       $  535,720
D. Stephen Slack.....................     20,000         8.5%             $  21.9375       July 31, 2004          267,860
Kenneth R. Good......................     20,000         8.5%             $  21.9375       July 31, 2004          267,860
Stuart P. Burbach....................      8,000         3.4%             $  21.9375       July 31, 2004          107,144
Sammie M. Shaw.......................      8,000         3.4%             $  21.9375       July 31, 2004          107,144
- ------------

<F1> The option exercise price was 100% of the fair market value of the Common
     Stock on August 1, 1994, the date of grant. Generally, options granted under the Company's stock option plans to employees become exercisable in three equal increments on each of the three anniversaries following the grant date. In addition, if a change of control of the Company were to occur, the unvested options would become immediately exercisable subject, in certain instances, to the discretion of the Compensation Committee of the Board of Directors.

<F2> Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options and applying certain assumptions thereunder, including an underlying security price on the date of grant equal to the exercise price set forth above, the expiration set forth above, a risk free rate of interest during the life of the options equal to 7.11% (the rate of interest on 10 year U.S. Treasury Bonds on the grant date of the options), a $0.12 annual dividend rate over the life of the options and volatility during the life of the options equal to 40.86% (the average monthly price volatility for the Common Stock for the four years preceding the grant date).

    1994 OPTION EXERCISES AND DECEMBER 31, 1994 VALUES TABLE. The following table includes information with respect to unexercised options to purchase Common Stock granted under the Company's stock option plans to the named executive officers and held by them at December 31, 1994.

      AGGREGATE OPTION EXERCISES IN 1994 AND 1994 OPTION VALUES AT DECEMBER 31, 1994
                                                                                                        VALUE OF
                                                                           NUMBER OF                   UNEXERCISED
                                                                          UNEXERCISED                 IN-THE-MONEY
                                         SHARES                         OPTIONS HELD AT                OPTIONS AT
                                        ACQUIRED                       DECEMBER 31, 1994          DECEMBER 31, 1994<F1>
                                           ON          VALUE       -------------------------    -------------------------
                NAME                    EXERCISE    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- -------------------------------------   --------    -----------    -------------------------    -------------------------
Paul G. Van Wagenen..................    55,000        890,313           32,014/74,028              $239,972/$138,076
D. Stephen Slack.....................     5,000         78,438           41,340/37,681               399,080/  75,663
Kenneth R. Good......................      --             --             34,840/37,681               324,017/  75,663
Stuart P. Burbach....................     8,250        124,547           17,819/15,139               182,773/  30,930
Sammie M. Shaw.......................      --             --             32,569/15,139               339,180/  30,930
- ------------

<F1> Based on the closing price of the Common Stock on the New York Stock
     Exchange on December 30, 1994 ($17.75).

                                       9

    III. RETIREMENT PLAN. The Company maintains a noncontributory retirement plan (the "Retirement Plan"), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years of the ten years before retirement, to persons having the average salary levels and years of service specified in the table.

                                               PENSION PLAN TABLE
           AVERAGE ANNUAL                              YEARS OF SERVICE AT RETIREMENT
            SALARY BEFORE              ---------------------------------------------------------------
             RETIREMENT                 15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
           --------------              -----------  -----------  -----------  -----------  -----------
  $100,000...........................   $  28,639    $  38,186    $  47,732    $  57,278    $  66,825
   200,000...........................      58,639       78,186       97,732      117,278      136,825
   300,000...........................      88,639      118,186      147,732      177,278      206,825
   400,000...........................     118,639      158,186      197,732      237,278      276,825
   500,000...........................     148,639      198,186      247,732      297,278      346,825
   600,000...........................     178,639      238,186      297,732      357,278      416,825

    Benefits under the Retirement Plan are based on a percentage of employee earnings, length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55 or after termination of employment under certain circumstances. The benefits indicated in the table are not subject to reduction for Social Security benefits. Annual benefits under the Retirement Plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended for pensions payable under tax-qualified retirement plans. For 1994, the annual compensation of each employee which is to be taken into account under the Retirement Plan cannot exceed $150,000, and the maximum allowable annual pension benefit for the plan is limited to $118,800. The Company has entered into agreements with Messrs. Van Wagenen, Slack and Good to supplement their (and their spouses) benefits under the Retirement Plan in the event and to the extent that these Internal Revenue Code limitations reduce the retirement benefits that would otherwise be payable to such individuals under the Retirement Plan.

    Messrs. Van Wagenen, Slack, Good, Burbach and Shaw each have approximately fifteen, seven, seventeen, three, and thirteen credited years of service, respectively, under the Retirement Plan.

    IV. TAX-ADVANTAGED SAVINGS PLAN. The Company has a Tax-Advantaged Savings Plan (the "Savings Plan") in which all salaried employees may participate. Under the Savings Plan, a participating employee may allocate up to 10% of such employee's salary as a tax-deferred contribution (subject to a maximum dollar limitation of $9,240 for 1994), and the Company makes matching contributions of 100% of the amount contributed, up to 6% of such employee's salary, subject to certain Internal Revenue Code limitations.

    Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies ("Vanguard"), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. The employee may redirect the investment of these amounts quarterly. Matching funds contributed to the Savings Plan by the Company, as well as the full account balance of each participant as of January 1, 1985, are invested

                                       10

only in Common Stock. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

    V. SUPPLEMENTAL AND EMPLOYMENT AGREEMENTS. Messrs. Van Wagenen, Slack, Good and Burbach have entered into two-year employment contracts with the Company. Such contracts, as renewed and extended in January 1995, provide for minimum annual salaries for Messrs. Van Wagenen, Slack, Good and Burbach, of $500,000, $285,000, $205,000 and $190,000, the respective salary levels set by the Board of Directors upon recommendation of the Compensation Committee for such individuals in August 1994. The contracts also provide for continuation of coverage in the Company's employee benefit plans and programs during the contract term. In addition, upon termination of employment by reason of death or disability, by the Company without cause, by the employee for good reason, or within six months after a "change in control" (as defined below) of the Company, the employee is entitled to (i) compensation theretofore owed, (ii) three years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed the remaining term of the employment contract, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment contract and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Internal Revenue Code on payments made to such employee in connection with a change in control of the Company. "Change of control," as defined in the employment agreements, includes any actual change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise) which was not initiated by the Company's Board of Directors.

    The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include Messrs. Van Wagenen, Slack, Good, Burbach and Shaw.

    VI. COMPENSATION OF DIRECTORS. Each director, other than those who are regularly employed officers of the Company, receives an annual director's fee of $18,000. In addition, each director, other than those who are regularly employed officers of the Company, receives a fee of $1,000 for each meeting of the Board of Directors actually attended and a fee of $250 for each meeting of the Compensation Committee or Audit Committee actually attended. Pursuant to the terms of the Company's Amended and Restated 1989 Incentive and Nonqualified Stock Option Plan, each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock on the first business day of June following such director's initial election and options to purchase 5,000 shares of Common Stock each year thereafter. The Company also reimburses directors for travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

    VII. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        The Compensation Committee (referred to hereafter as the "Committee") periodically reviews the compensation of the Company's executive officers and customarily meets in July of each year to consider executive officer compensation generally, as well as specific compensation matters. In 1994, the Committee followed essentially the same policies and practices that it had followed during the prior year. In July 1994, the Committee reviewed (i) personnel evaluations of the
                                       11

    Company's key employees including executive officers; (ii) compensation guidelines suggested to the Company, together with comparables of industry peer group companies ("Peer Group") prepared by an independent compensation consultant; (iii) information regarding the Company's results in meeting its principal business objectives; and (iv) the recommendations of management. The Committee ultimately approved salary levels and, where appropriate, stock option grants for Company employees, including executive officers. In connection with these determinations, the Committee reviewed the general terms and conditions of employment of all employees of the Company, including, but not limited to, each executive officer, and considered compensation practices within the industry. In addition to compensation studies submitted by the independent consultant, the Committee considered advice of legal counsel and the individual views of Committee members on the Company's goals and objectives in reaching its decisions concerning executive officer compensation, including stock option grants. See Items I and II above, entitled "Summary Compensation Table" and "Stock Option Plans," for further information on cash compensation and stock option grants.

        The Peer Group was selected after an examination of all companies in the Company's industry that had similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, a list of twenty companies having a statistically meaningful range of market capitalization and gross revenue were chosen and analyzed. The companies selected for review for determining competitive compensation include those five companies comprising the Peer Index for which cumulative total return information is provided at Item IX below, entitled "Performance Graph," plus fifteen other companies, which cumulatively comprise the twenty-company Peer Group described above. Based upon information provided by the Company's independent consultants, generally the Company's officers are, in the case of base salary, near the lower end of base salary and short-term bonus provided executive officers of Peer Group comparators and, in the case of long-term compensation including stock options, near the lower end of similar compensation provided to executive officers of the Peer Group comparators.

        The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits, and long-term incentive compensation is appropriate. Current cash is provided by salary alone, the Company currently having no bonus plan, whether cash, stock or otherwise. Executives, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company, (including an excess benefit arrangement adopted in December 1993, which is designed to provide to its executives, including the chief executive officer and other management employees, benefit opportunities otherwise curtailed by the application of certain limitations of the tax code) as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators. Long-term incentive to executives is achieved through modest grants of stock options priced at market on date of grant and with traditional terms and conditions.

        The Company's only long-term compensation plan is its Stock Option Plan. No options are granted under that plan at a discount to current market price; therefore, compensation to an executive from the option plan depends entirely on increases in the market value of the Company's common stock, with the result that stock options benefit an executive if, and only to the extent that, similar benefits are received by the Company's stockholders. Moreover, the continued service requirements (delayed vesting) applicable to the stock option grants insure that, in the

                                       12

    usual circumstance, the executive must render substantial services after the grant of options before being able to realize any value with respect to such grant.

        The Committee has adopted its executive compensation policies and practices with a view to engendering in management the principle that improving the Company's value is of paramount importance and that Company value is measured, to a lesser extent, by reference to improvement in the market value of the Company's common equity as reflected on the national exchanges on which such equity is traded and, to a greater extent, by the most recent year's results relating to the principal corporate business objectives publicly enunciated by the Company in 1993 and established by the Committee as criteria against which executive officer performance would be measured during the period August 1993 through July 1994. These objectives include (i) steadily increasing hydrocarbon production levels, leading to increased revenues and earnings; (ii) growing the hydrocarbon reserves asset base; (iii) maintaining appropriate levels of debt and interest for an entity the size of the Company, and controlling overhead and operating costs consistent with the Company's activity levels; and (iv) expanding exploration and production activities into new and promising geographic areas consistent with the Company's expertise. The Committee determined in July 1994 that in every case the stated objectives had been demonstrably met to a high degree of success during the prior twelve-month period. In making its decisions, the Committee takes into account (i) success in achieving the principal corporate business objectives articulated above; (ii) evaluations by the Committee and others of the individual performance and achievement of executives; (iii) the increase in the Company's value as measured by its stock price and increase in reserve base; (iv) the individual's prior compensation level including the number and terms of options already held by such individual; (v) with respect to individuals that have entered into employment contracts with the Company, the minimum salaries provided for therein; and (vi) compensation paid to Peer Group executives. The Committee does not assign weights to particular factors, and determination by the Committee of the exact levels of compensation, including salary, fringe benefit and stock option awards, is based on all factors taken as a whole, but is ultimately subjective.

        In August 1994, the chief executive officer's cash salary compensation was increased by 22%, with participation in employee benefit plans and fringe benefit programs remaining essentially constant. The Committee's determination of the chief executive officer's salary and stock option grant was based principally on the Company's achievement of its principal business objectives and the Committee's judgment that the chief executive officer's compensation package was near the lower end relative to the Peer Group. For example, with reference to the four principal business objectives enunciated by the Company and utilized as a measurement criteria by the Committee, (i) the Company enjoyed an 8% increase in production levels for the 1992-1993 biennium over the preceding biennium, which contributed to a 23% increase in cash flow and a 36% increase in earnings for 1993 compared to 1992; (ii) the Company replaced 204% of its proven hydrocarbon reserves produced during the year, bringing the year-end 1993 proven reserves base to a seven-year high;
    (iii) the increases in production, cash flow, earnings and the replacement of reserves discussed above were accomplished against the backdrop of a 15% decrease in debt (to a fourteen year low), a 42% decrease in interest expense (also a fourteen year low); and (iv) the Company increased its exploration and production activities worldwide during 1993 as reflected in a 91% increase in the Company's capital expenditures during 1993 compared to 1992. In addition, the Committee noted the substantial contribution the chief executive officer's management style and work ethic made to the maintenance of the high morale of Company employees.

                                       13

        In addition to its annual July meeting, the Committee also customarily meets in January of each year. In January 1994, the Committee determined to renew and to extend the Company's employment contracts. At the time such contracts were renewed and extended, minimum salaries were established in each contract which equaled the compensation currently being received by such key employee, as established in the annual salary review during the prior August. Seven key employees of the Company presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure for the benefit of the Company the services of the individuals offered the contracts on the terms and conditions therein stated, and to provide management stability in the event of significant corporate control events such as a tender offer, significant change in stock ownership or a proxy contest. See Item V. above, entitled "Supplemental and Employment Agreements" for further information on certain of the employment contracts.

        Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000; (ii) the executive officer is the Company's chief executive officer, or one of the four other most highly compensated officers (determined in each case as of the last day of the year); and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Amounts payable or accrued under (i) the Company's tax-qualified plans; (ii) certain fringe benefit plans that do not result in income to the executive; and (iii) its stock option grants will all be excluded in considering whether the $1,000,000 level for a particular executive in a particular year has been exceeded. After considering Company estimates of compensation payable to its executive officers, the fact that stock option compensation will not be considered in such determination, and the advice of counsel, the Committee believes that this provision of the tax law is unlikely to have any impact upon the Company in the near term.

        Committee decisions are generally reviewed by the board as a whole except with respect to those matters that must be peculiarly within the province of the Compensation Committee in order that the establishment and operation of the Stock Option Plan comply with SEC Rule 16b-3.

                                          THE COMPENSATION COMMITTEE:

                                          JOHN B. CARTER, JR., Chairman
                                          TOBIN ARMSTRONG
                                          JACK S. BLANTON
                                          FREDERICK A. KLINGENSTEIN
                                          NICHOLAS R. PETRY

                                       14

    VIII. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's Compensation Committee of its Board of Directors consists of Messrs. John B. Carter, Jr. (Chairman), Tobin Armstrong, Jack S. Blanton, Frederick A. Klingenstein and Nicholas R. Petry. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1994 or engaged in any transactions or business relationships during 1994 that would require disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, the Exchange Act and the Energy Policy and Conservation Act of 1975 as promulgated by the Securities and Exchange Commission. Mr. Carter was an officer of the Company from 1977 to 1987 as more fully described under "Continuing Directors."

    IX. PERFORMANCE GRAPH. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of (i) the Standard & Poor's 500 Stock Index, (ii) the Standard & Poor's Domestic Oil Index and (iii) a Peer Index selected by the Company composed of Anadarko Petroleum Corporation, Apache Corporation, The Louisiana Land & Exploration Company, Maxus Energy Corporation and Noble Affiliates, Inc. for the period of five fiscal years commencing December 31, 1989 and ending on December 31, 1994.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

                       1989        1990      1991      1992      1993      1994
                      ------      ------    ------    ------    ------    ------
Pogo ...............  100.00       58.54     54.88    100.00    163.42    173.70
S&P 500 ............  100.00       96.90    126.43    136.05    149.79    151.76
Peer Index .........  100.00       84.90     73.39     85.18    111.34    100.44
S&P Domestic Oil ...  100.00       96.51     85.87     91.53     96.35    101.83

Note: The stock price performance for the Company's Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

                                       15

                  PROPOSED AMENDMENT TO THE COMPANY'S RESTATED
                        CERTIFICATE OF INCORPORATION TO
              INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has determined that it is advisable to amend the first paragraph of Article IV.A. of the Company's Restated Certificate of Incorporation to increase the authorized Common Stock from 43,333,333 shares to 100,000,000 shares (the "Amendment"). Consequently, the Board of Directors has approved and recommends a vote FOR the following resolution in order to effect the Amendment:

        "The Restated Certificate of Incorporation of the Company is hereby amended by deleting the first paragraph of Article IV.A. thereof in its entirety and replacing such first paragraph in order that such paragraph shall hereafter read in its entirety as follows:

           A. The total number of shares of all classes of stock which the corporation shall have authority to issue is 102,000,000 shares, divided into 100,000,000 shares of Common Stock of the par value of $1 per share (Common Stock) and 2,000,000 shares of Preferred Stock of the par value of $1 per share (Preferred Stock)."

    If the Amendment is adopted by the required vote of shareholders (see
" -- Required Vote and Recommendation"), it will become effective when the appropriate Certificate of Amendment to the Company's Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

    The additional shares, when and if issued, would have the same voting and other rights as presently authorized shares of Common Stock. The holders of Common Stock do not have preemptive rights to subscribe for additional shares of Common Stock.

REASONS FOR THE INCREASE IN NUMBER OF AUTHORIZED SHARES

    The Restated Certificate of Incorporation currently authorizes the Company to issue 43,333,333 shares of Common Stock and 2,000,000 shares of preferred stock. As of December 31, 1994, there were 32,810,261 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

    In addition, there are 3,476,430 shares of Common Stock reserved for issuance under the Company's existing Incentive and Nonqualified Stock Option Plans, 1,139,215 shares reserved for issuance upon conversion of the Company's Convertible Debentures and 3,887,237 shares reserved for issuance upon conversion of the Company's Convertible Notes. As of December 31, 1994, this left only 2,020,190 authorized shares of Common Stock that are not outstanding or currently reserved for issuance.

    The Company has no specific plans or commitments for the issuance of additional shares of Common Stock other than those currently reserved for issuance as described above. However, the Board of Directors and management of the Company believe that additional shares of Common Stock should be authorized in order to provide flexibility by having authorized, unissued and unreserved shares of Common Stock available for proper corporate purposes. The Amendment will ensure that the Company will continue to have additional shares available for future issuance from time to time for proper corporate purposes, including to fund working capital and capital expenditures, as well as possible future acquisitions, stock option or other employee incentive plans or future stock splits and distributions effected as dividends.

                                       16

    The additional shares could be issued at times and under circumstances that affect the control of the Company. In recommending the proposed increase in the authorized number of shares of Common Stock, the Board of Directors does not perceive it to be nor intend it to function as an anti-takeover provision. Although the flexibility of the Board of Directors to issue additional Common Stock could enhance the Board's ability to negotiate on behalf of the shareholders in a takeover situation and also could be used by the incumbent Board of Directors to make a change of control more difficult, the Board of Directors has no present intention of issuing any shares of Common Stock for any anti-takeover purpose. Neither management of the Company nor the Board of Directors is aware of any existing or planned effort on the part of any party to accumulate material amounts of any class of its capital stock, or to acquire control of the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the capital stock or any material assets of the Company. It is also possible that the additional shares could potentially be issued at times and under circumstances that could have a dilutive effect on earnings per share and on the equity ownership and voting power of the present holders of Common Stock.

REQUIRED VOTE AND RECOMMENDATION

    The approval and adoption of this proposal requires the affirmative vote of the holders of record at the close of business on March 10, 1995 of a majority of the shares of the outstanding Common Stock. Accordingly, under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, abstentions and broker non-votes would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. The persons named in the proxy intend to vote for the approval of the Amendment, unless otherwise instructed.

    The Board of Directors recommends voting "FOR" this proposal.

                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends a vote FOR the appointment of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the year 1995. Such firm has examined the Company's accounts since its organization.

    A representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.
                                ANNUAL REPORT

    The annual report to stockholders, including financial statements, for the year ended December 31, 1994 has been mailed to stockholders. The annual report is not a part of the proxy solicitation material.

                        PROPOSALS BY SECURITY HOLDERS

    Proposals intended to be presented by stockholders at the Company's 1996 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 24, 1995, in order to be included in the Company's proxy material and form of proxy relating to such meeting. Stockholder proposals must also be otherwise eligible for inclusion.
                                       17

                              COMPLIANCE WITH THE
                         EXCHANGE ACT AND OTHER MATTERS

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

    A petition for relief, still pending, pursuant to Chapter 11 of the U.S. Bankruptcy Code, was filed by Mr. Hunt on June 14, 1993, in the U.S. Bankruptcy Court for the Northern District of Texas, Dallas Division, following an adverse judgment which was rendered against him in Winkler County, Texas. The judgment is under appeal.

                                 OTHER BUSINESS

    Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors
                                      /s/ PAUL G. VAN WAGENEN
                                          Paul G. Van Wagenen
                                          CHAIRMAN OF THE BOARD

                                       18
                                                                   APPENDIX A

PROXY                        POGO PRODUCING COMPANY                     PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
             OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 25, 1995.

    The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr. jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company that the undersigned would be entitled to vote at the 1995 Annual Meeting of Stockholders, or at any adjournments thereof, on all matters which may come before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of this proxy.

     IMPORTANT - This Proxy must be signed and dated on the reverse side.

                             POGO PRODUCING COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                              For All
1. ELECTION OF DIRECTORS -                For      Withheld    Except
   Nominees - Jack S. Blanton, William    / /        / /        / /
   L. Fisher, William E. Gipson,
   Nicholas R. Petry and D. Stephen
   Slack

   -----------------------------------
     Nominee Exception

2. APPROVAL OF AN AMENDMENT to the        For      Against    Abstain
   Restated Certificate of                / /        / /        / /
   Incorporation.

3. APPROVAL OF THE APPOINTMENT OF         For      Against    Abstain
   ARTHUR ANDERSEN LLP as                 / /        / /        / /
   independent accountants, to
   audit the financial statements
   of the Company for 1995.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND FOR THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR 1995.

                    The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the Annual Meeting and the 1994 Annual Report to Stockholders of Pogo Producing Company.
                                             Dated: __________________ , 1995

                    Signature _______________________________________________

                    Signature _______________________________________________

                    NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign. Executors, Administrators, Trustees, etc. should give their full title. Corporations should sign full corporate name by authorized officer.